                                                                    EXHIBIT 5.01

                                                        (INCLUDES EXHIBIT 23.01)


August 1, 1997


Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C.  20549

Re:     Electronic Arts Inc. ("EA")
        Registration Statement on Form S-8

Ladies/Gentlemen:

I am an attorney licensed to practice law in the states of California and New York and I am Sr. Vice President, General Counsel and Secretary of EA. I have examined EA's Registration Statement on Form S-8 (the "Registration Statement") to be filed by EA on or about August 1, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,200,000 shares of Common Stock of Electronic Arts Inc., $0.01 par value per share ("Common Stock"), that may be sold by EA upon the exercise of options granted or to be granted by EA to officers, employees, independent contractors, consultants and advisors pursuant to EA's 1991 Stock Option Plan (the "1991 Plan"), an additional 100,000 shares of Common Stock that may be sold by EA to eligible employees of EA and its subsidiaries pursuant to EA's Employee Stock Purchase Plan (the "Purchase Plan") and an additional 50,00 shares of Common Stock that may be sold by EA upon the exercise of options granted or to be granted by EA to outside directors pursuant to EA's Director's Stock Option Plan (the "Directors' Plan").

As General Counsel for EA, I have examined the proceedings taken by EA in connection with the amendment of the 1991 Plan, the Purchase Plan and the Directors' Plan to add the shares being registered hereby.

It is my opinion that the additional 2,200,000 shares of Common Stock that may be issued and sold by EA pursuant to the 1991 Plan, the additional 100,000 shares of Common Stock that may be issued and sold by EA pursuant to the Purchase Plan, and the additional 50,00 shares of Common Stock that may be issued and sold by EA pursuant to the Directors' Plan, when issued and sold in the manner referred to in the applicable Prospectus associated with the Registration Statement and the 1991 Plan, the Purchase Plan or the Directors' Plan, as applicable, will be legally issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to this opinion, if any, in the Registration Statement and amendments thereto.

Very truly yours, ELECTRONIC ARTS INC.


Ruth A. Kennedy
Sr. Vice President, General Counsel and Secretary